Exhibit 99.1

VALUECLICK RAISES ITS 2004 GUIDANCE

Revises 2004 Guidance Upward to Reflect Acquisition of Hi-Speed Media

Westlake Village, CA – December 18, 2003 – ValueClick, Inc. (Nasdaq: VCLK), the single-source provider of media, technology and services for all major online marketing channels, today announced that it is revising its 2004 financial guidance upward to reflect the completion of its acquisition of Hi-Speed Media, announced early today in a separate press release.

For fiscal year 2004, ValueClick now anticipates:

•      Total revenue in the range of $142.0 million to $146.0 million, an increase from prior guidance range of $134.0 million to $138.0 million;

•      Diluted net income per share in the range of $0.20 to $0.25, an increase from prior guidance range of $0.19 to $0.24;

•      EBITDA(1) in the range of $34.0 million to $37.0 million, an increase from prior guidance range of $31.0 million to $33.0 million; and

•      Fully diluted shares remain unchanged at approximately 83.0 million.

As Hi-Speed Media’s financial results will not be included in ValueClick’s fourth quarter 2003 financial results, ValueClick is maintaining its current financial guidance for the fourth quarter and fiscal year 2003, provided in a press release dated December 9, 2003 and available on www.valueclick.com.

About ValueClick

ValueClick, Inc. (Nasdaq: VCLK) is the single-source provider of media, technology and related services that enable advertisers, agencies and publishers to reach consumers in all major online marketing channels, through our four business units:

•      ValueClick Media (media.valueclick.com) provides a wide range of online marketing solutions – including Web Marketing, Email Marketing, Lead Generation Marketing and Pay-Per-Click Search Marketing – to create awareness, build brands, deliver targeted visitors, generate leads, drive sales, and grow customer relationships.

•      Be Free/Commission Junction (www.befree.com, www.cj.com) provides measurable, ROI-focused technology and services to help marketers increase online leads and sales, utilizing Affiliate Marketing, Search Marketing, and Automated Merchandising.

•      Mediaplex (www.mediaplex.com) provides technology and services that help advertisers, agencies and website publishers manage their online advertising and permission-based email campaigns.

(1)  Earnings before interest, taxes, depreciation and amortization (“EBITDA”) included in this press release is a non-GAAP financial measure, which represents net income (loss) excluding the effects of interest, income taxes, depreciation, and amortization. EBITDA, as defined above, may not be similar to EBITDA measures used by other companies and is not a measurement under generally accepted accounting principles.

We believe that EBITDA provides useful information to investors about the Company's performance because it eliminates the effects of period to period changes in costs associated with capital investments and income from interest on our cash and marketable securities that are not directly attributable to the underlying performance of the Company's business operations. Management uses EBITDA in evaluating the overall performance of the Company's business operations.

•      AdWare (www.adware.com) provides software and services that help advertising agencies and other companies operate their businesses more efficiently, through effective agency management, media management, and content management.

For more information, please visit www.valueclick.com.

This release contains forward-looking statements that involve risks and uncertainties, including trends in online advertising spending and estimates of future online performance-based advertising. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by ValueClick, including its Annual Report on Form 10-K filed on March 28, 2003, recent quarterly reports on Form 10-Q and current reports on Form 8-K. Other factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include the risk that market demand for online advertising, and performance-based online advertising in particular, will not grow as rapidly as predicted. ValueClick undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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